Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 24, 2026, between Baird Medical Investment Holdings Limited, a Cayman Islands corporation (the “Company”), and the purchaser identified on the signature pages hereto (the “Investor”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant an effective registration statement under the Securities Act, the Company desires to issue and sell to the Investor, and the Investor, desires to purchase from the Company, a Note of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE I.
DEFINITIONS

1.1            Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following words and terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Additional Discount” shall have the meaning ascribed to such term in Section 2.1(b).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Beneficial Ownership Limitation” means the applicable beneficial ownership percentage of shares of Common Stock above which the Investor may not convert its Note. The Investor’s initial Beneficial Ownership Limitation with respect to the Investor’s Note and Pre-Delivery Shares shall be as selected by the Investor on its signature page hereto, subject further to the provisions of this Agreement and the Note, as applicable.

“BHCA” shall have the meaning ascribed to such term in Section 3.1(vv).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York, New York are generally are open for use by customers on such day.

“Charter” means the Memorandum and Articles of Association of a company as the context may require.

“Closing” means the closing of the purchase and sale of the Note pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Investor’s obligation to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Note, in each case, have been satisfied or waived, but in no event later than the first Trading Day following the date hereof (or the second Trading Day following the date hereof if this Agreement is signed on a day that is not a Trading Day or after 4:00 pm (New York, New York time) and before midnight (New York, New York time) on a Trading Day).

“Common Stock” means the ordinary shares of the Company, with a par value of $0.0001 each, and any other class of shares into which such ordinary shares may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means with respect to U.S. federal securities Laws and New York law, Pryor Cashman LLP and with respect to Cayman Islands Law Conyers Dill & Pearman.

“Company Intellectual Property” means all Intellectual Property that is owned or purported to be owned or held for use by the Company.

“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to Intellectual Property to which the Company is a party, beneficiary or otherwise bound.

“Company IP Registrations” means all Company Intellectual Property that is subject to any issuance registration, application or other filing by, to or with any Governmental Authority, or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing.

“Company Privacy Policy” means each external or internal, past or present privacy policy or privacy or data security-related policy of Company, as well as any representation, obligation or promise of Company under any contract, relating to: (i) the privacy of customers or users of any Company Products, website, products or services operated by or on behalf of Company; and (ii) the collection, storage, hosting, disclosure, transmission, transfer, disposal, other processing or security of any Customer Data or Personal Information, each as defined.

“Company Products” means all products and services of the Company that are currently being, or at any time since the Company’s inception have been, offered, licensed, sold, built, installed, designed, distributed, hosted, maintained, supported or otherwise provided or made available by or on behalf of Company.

“Company Systems” means all Software, and computer hardware, servers, networks, platforms, peripherals, data communication lines and other information technology equipment and related systems, including any outsourced systems and processes, that are owned or used by Company in the conduct of its business as currently conducted.

“Conversion Price” has the meaning referred to in the Note.

“Conversion Shares” means Common Stock issuable upon conversion of the Note.

“Customer Data” means all data, text, content, information or other material uploaded or otherwise transmitted by Company’s customers to, or stored by Company’s customers on or in Company Products or any service of Company.

“Disclosure Schedules” refer to the schedules attached to this Agreement.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York, New York time) and before midnight (New York, New York time) on any Trading Day, 9:01 a.m. (New York, New York time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York, New York time) and 9:00 a.m. (New York, New York time) on any Trading Day, no later than 9:01 a.m. (New York, New York time) on the date hereof.

“Discount Shares” shall have the meaning ascribed to such term in Section 2.1(b).

“DVP” shall have the meaning ascribed to such term in Section 2.1(a).

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(n).

“Equity Conditions” has the meaning set forth in the Note.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(x).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) Common Stock or options not to exceed 10% of the shares of Common Stock outstanding at any given time to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of (i) any Securities issued hereunder, and/or (ii) other securities exercisable or exchangeable for or convertible into Common Stock issued and outstanding on the date of this Agreement (without regard to any vesting requirements), provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities and (c) any issuance of shares of Common Stock or other securities as consideration in connection with any merger, acquisition, asset purchase, joint venture or other strategic transaction approved by the Company's Board of Directors as long as the primary purpose any such transaction is not to raise capital.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Reserve” shall have the meaning ascribed to such term in Section 3.1(tt).

“Governmental Authority” means any federal, state, county, local, municipal or other government or political subdivision thereof, whether domestic or foreign, and any agency, authority, commission, ministry, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any such government.

“Guarantee Agreement” means the Guarantee Agreement, dated the date hereof, among the Company, its Subsidiaries and the Investor, in the form of Exhibit B attached hereto.

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3.1(n).

“IFRS” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” means (a) any liabilities of the Company including all Subsidiaries for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations of the Company including all Subsidiaries in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the footnotes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; or (c) the present value of any lease payments of the Company including all Subsidiaries in excess of $250,000 due under leases required to be capitalized in accordance with IFRS. Provided, however, Indebtedness does not include (i) indebtedness for borrowed money incurred in connection with the purchase of assets or (ii) capital leases.

“Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, social media accounts, including but not limited to X (formerly Twitter) and Facebook and the content found thereon and related thereto, and URLs; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, business and technical information and know-how, data, databases, and data collections, and confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); and (f ) Software.

“Investor Party” shall have the meaning ascribed to such term in Section 4.8.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(q).

“IT Systems and Data” shall have the meaning ascribed to such term in Section 3.1(xx).

“Key Executives” means all of the Company’s officers and directors as of the date hereof.

“Laws” with respect to a Person means any federal, state, local, municipal, or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Authority applicable to such Person or any of its Subsidiaries, including its respective business and operations.

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreements” means the Lock-Up Agreements by and between the Company and each director, officer, 5% beneficial owner of Common Stock of the Company, and such other Persons as the Investor may reasonably request, in the form attached as Exhibit E.

“M&A” means the memorandum and articles of association of the Company, as amended and restated from time to time.

“Malicious Code” shall have the meaning assigned to such term in Section 3.1(t).

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Customer” of a Person means any customer or client which, individually or with such customer or client’s Affiliates, during either of such Person’s last two completed fiscal years or thus far in its current fiscal year, constitutes 5% or more of the accounts receivable or revenue of that Person.

“Material Supplier” of a Person means any supplier or vendor which, individually or with such supplier or vendor’s Affiliates, during either of such Person’s last two completed fiscal years or thus far in its current fiscal year, constitutes or accounts for 5% or more of the accounts payable or inventory of that Person during either of such Person’s last two completed fiscal years or the most recent interim period of its current fiscal year.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(o).

“Misconduct” shall have the meaning ascribed to such term in Section 3.1(k).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(ww).

“Nason Yeager” means Nason Yeager Gerson Harris & Fumero, P.A., with offices located at 3001 PGA Boulevard, Suite 305, Palm Beach Gardens, Florida 33410.

“Note” means the 8% Senior Secured Original Issue Discount Convertible Note attached as Exhibit A.

“OFAC” shall have the meaning ascribed to such term in Section 3.1(tt).

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.11(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Personal Information” means: (i) a natural person’s name, street address, telephone number, email address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number, biometric identifiers or any other piece of information that allows the identification of or contact with a natural person and for greater certainty includes all such information with respect to employees, (ii) data collected from an IP address, unique device identifier or MAC address, web beacon, pixel tag, ad tag, cookie, local storage object, Software, or by any other means, or from a particular computer, web browser, mobile device, or other device or application, where such data (a) is collected from a particular computer or device regarding online activities; or (b) is or may be used to identify or contact an individual or device or application, to predict or infer the preferences, interests, or other characteristics of the device or application or of a user of such device or application, or to target advertisements or other content to a device or application, or to a user of such device or application, and (iii) any information that is associated, directly or indirectly (by, for example, records linked via unique keys), to any of the foregoing. Personal Information also includes any information not listed in (i), (ii) or (iii) above if such information is defined as “personal data”, “personally identifiable information”, “individually identifiable health information,” “protected health information,” or “personal information” under any Law.

“Purchase Right Period” shall have the meaning ascribed such term in Section 4.13(a).

“PRC” means the People’s Republic of China.

“Pre-Approved Reverse Split” shall have the meaning ascribed such term in Section 4.15.

“Pre-Delivery Shares” means 1,500,000 shares of the Company’s Common Stock (adjusted for any share subdivision, share dividend, share consolidation or similar matter) to be issued in book-entry form in order to provide for the Investor to be able to convert the Note and receive prompt electronic delivery of Conversion Shares notwithstanding the differences in time zones between the Investor and the Company. The Investor shall not be able to sell or vote the Pre-Delivery Shares except as provided in the Note.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.11(b).

“Principal Amount” means, as to the Investor, the amounts set forth below the Investor’s signature block on the signature pages hereto next to the heading “Principal Amount,” in United States Dollars.

“Principal Market” means The Nasdaq Capital Market.

“Principal Market Rules” means the rules and regulations of the Principal Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the final base prospectus filed for the Registration Statement, including all information, documents and exhibits filed with or incorporated by reference into such prospectus.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act, including all information, documents and exhibits filed with or incorporated by reference into such prospectus supplement, that is filed with the SEC and delivered by the Company to each Investor at the Closing.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.2(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.2(b).

“Registration Statement” means the effective registration statement on Form F-3 filed with the SEC (File No. 333-296153), including all information, documents and exhibits filed with or incorporated by reference into such registration statement, which registers the issuance and sale of the Note to the Investor.

“Related Party Transactions” shall have the meaning ascribed to such term in Section 3.1(w).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the 300% of the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon conversion in full of the Note (including Underlying Shares issuable as payment of interest on the Note), ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination equal to the Floor Price (as defined in the Note). For the purposes of the Transaction Documents, the initial Required Minimum is 82,553,658 shares.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Note and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security and Pledge Agreement, dated the date hereof, among the Company, its Subsidiaries and the Investor, in the form of Exhibit D attached hereto.

“Shareholder Approval” means such approval as may be required by the Principal Market Rules and/or applicable Law from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares underlying the Note in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Software” means any and all computer software and code, including all new versions, updates, revisions, improvements and modifications thereof, whether in source code, object code, or executable code format, including systems software, application software (including mobile apps), firmware, middleware, programming tools, scripts, routines, interfaces, architecture, schematics, records, libraries, and data, databases and data collections, and all related specifications and documentation, including developer notes, comments and annotations, user manuals and training materials relating to any of the foregoing.

“Subscription Amount” means, as to the Investor, the aggregate amount to be paid for the Note purchased hereunder as specified below such Investor’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.11(a).

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.11(b).

“Subsidiary” or “Subsidiaries” means any subsidiary of the Company as set forth in the SEC Reports and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“to the Knowledge of the Company,” “to the Company’s Knowledge” and similar words and phrases relating to the Company’s “Knowledge” means the actual knowledge of any of the Key Executives of the Company upon reasonable investigation including with the use of an artificial intelligence whether used by the Company or any law firm it has engaged in connection with the sale of the Note, except as otherwise specified.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American, the New York Stock Exchange, the OTCQB, OTCQX, Pink Basic Market (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Note, the Security Agreement, the Pledge Agreement and the Guarantee Agreement and all exhibits and thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Equiniti, and any successor transfer agent of the Company.

“Underlying Shares” means the Conversion Shares (including Pre-Delivery Shares deemed issued as Conversion Shares under the Note), and Common Stock otherwise issued and issuable pursuant to the terms of the Note, including without limitation, Common Stock issued and issuable in lieu of the cash payment of interest on the Note in accordance with the terms of the Note, in each case without respect to any limitation or restriction on the conversion of the Note.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.12(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York, New York time) to 4:02 p.m. (New York, New York time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the OTC Basic Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Investor and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ARTICLE II.
PURCHASE AND SALE OF SHARES AND WARRANTS

2.1            Closing.

(a)            On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Investor, severally and not jointly, agree to purchase, up to an aggregate of $4,347,826 of Principal Amount of the Note. The Investor shall make such Investor’s Subscription Amount as set forth on the signature page hereto executed by such Investor available to be delivered to the Company (or its designee) via DVP (as defined below), and the Company shall deliver to the Investor its respective Note, as set forth on the signature page hereto and the Company and the Investor shall deliver the other items set forth in Section 2.2(b) deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3(a) and 2.3(b) the Closing shall occur at the offices of counsel to the Investor or such other location (or remotely by electronic means) as the parties shall mutually agree. Unless otherwise directed by the Investor, settlement of the Note shall occur via “Delivery Versus Payment” (“DVP”) (i.e., on the Closing Date, the Company shall issue the Note registered in the Investor’s name and cause the Transfer Agent to the issue the Pre-Delivery Shares in book entry at the Transfer Agent.

(b)            Notwithstanding anything herein to the contrary, the Investor’s purchase of the Note shall also be subject to an additional 2% original issue discount of the Subscription Amount, or $86,956 (the “Additional Discount”), which shall be in the form of one of the following as elected by the Company to be applied to the second part of the Closing: (i) the Company may elect to have the Investor reduce the Subscription Amount payable by the Investor for the Closing by the Additional Discount, (ii) the Company may elect to have the Investor pay the Additional Discount as part of the Subscription Amount and pursuant thereto purchase a number of shares of Common Stock determined by dividing the Additional Discount by the lower of (i) the Fixed Conversion Price or (ii) the closing  price of the Common Stock as reported on the Principal Market on the Trading Day immediately preceding the Closing Date, provided that in no event shall such price be less than the par value of the Common Stock (as applicable, the “Discount Shares”), subject to the Beneficial Ownership Limitation, or (iii) the Company may elect any combination of (i) and (ii) above which collectively combine to equal the Additional Discount subject to the Beneficial Ownership Limitation, provided that the Company shall not have the right to select clause (ii) or (iii) above for purposes hereof and issue Discount Shares hereunder if and to the extent that such issuance of Discount Shares would cause the Investor to exceed the Beneficial Ownership Limitation, and to the extent thereof the Additional Discount shall be in the form of cash under clause (i) above.

(c)            The Investor shall have the obligation to lend the Company an additional $3,680,000, exercisable within 180 days of the Closing Date, using a Securities Purchase Agreement and other closing deliverables substantially similar to this Agreement (except the Floor Price as defined in the Note may differ); provided that (i) the Closing Price on the Trading Day immediately preceding the second Closing Date is more than $1.00, (ii) the sale of the Conversion Shares issuable upon conversion of the 8% Senior Secured Convertible Note may be made under the Registration Statement on Form F-3 filed by the Company with the SEC and effective with the SEC, (iii) less than $300,000 of Principal Amount is outstanding, and (iv) the conditions set forth in Section 2.3 shall have been satisfied.

(d)            Within 360 days of the first Closing Date, the Investor may lend the Company an additional $6 million in two tranches, subject to mutual consent of the parties.

2.2            Deliveries.

(a)            On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Investor the following:

(i)              this Agreement duly executed by the Company;

(ii)             the Note, registered in the name of the Investor;

(iii)            1,500,000 Pre-Delivery Shares, registered in the name of the Investor, together with a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer, subject to the applicable Beneficial Ownership Limitation selected by the Investor for the Pre-Delivery Shares and to Section 4.14 of this Agreement and Section 4.4 of the Note. To the extent that the number of outstanding shares increases so that additional Pre-Delivery shares can be issued without violating the Beneficial Ownership Limitation, the Companies Act (As Revised) of the Cayman Islands and all applicable laws, the Company shall deliver additional Pre-Delivery Shares to the Investor within five Trading Days of such increase;

(iv)            a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate (or at the request of the Investor, book entry statement) evidencing a number of Discount Shares, if applicable;

(v)              the Company shall have provided the Investor with the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

(vi)             the Security Agreement executed by the Company and each Guarantor;

(vii)            the Guaranty Agreement executed by the Company and each Guarantor;

(viii)           the Lock-Up Agreements executed by the Company and each director, officer, 5% beneficial owner of Common Stock of the Company, and such other Persons as the Investor may reasonably request.

(ix)              as to the initial Closing, a letter executed by the Company and the Transfer Agent reserving the Required Minimum for the benefit of the Investor and, to the extent the Required Minimum increases as a result of the second Closing or any additional Closing, as to such Closing, an amended or replacement letter executed by the Company and the Transfer Agent reserving the Required Minimum as so increased;

(x)               as to each Closing a legal opinion of Company Counsel, and a legal opinion from Cayman Counsel in a form reasonably acceptable to the Investor, directed to the Investor and its counsel;

(xi)              as to each Closing, an officer’s certificate certifying that the representations and warranties of the Company in this Agreement are true and correct as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date under any Transaction Documents and no Event of Default has occurred;

(xii)             as to each Closing, an officer’s certificate, in the form acceptable to the Investor, executed by an officer of the Company and dated as of the Closing Date, as to (i) the resolutions adopted by the Company’s Board of Directors authorizing the transactions contemplated hereby in a form reasonably acceptable to the Investor, and (ii) the M&A of the Company and the organizational documents of each Subsidiary, each as in effect at the Closing;

(xiii)            as to the each Closing, a certificate of good standing or its equivalent of the Company and each Guarantor in such entity’s jurisdiction of formation or incorporation issued by the relevant competent local government authority or registrar of companies or entities as applicable, to the extent that they are available in such jurisdiction as of a date within 20 days of the applicable Closing Date;

(xiv)           as to each Closing, a certificate evidencing the Company’s and each Guarantor’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and each Guarantor conducts business and is required to so qualify, as of a date within 10 days of such Closing Date;

(xv)            as to the initial Closing, a certified copy of the M&A (or such equivalent organizational document) of the Company dated within 10 days of the Closing Date;

(xvi)           as to each Closing, a copy of the Prospectus Supplement to be filed with the SEC;

(xvii)          as to each Closing, a letter from the Transfer Agent certifying the number of shares of Common Stock outstanding on the Closing Date immediately prior to the Closing;

(xviii)         as to the initial Closing, a copy of the home country letter which has been provided by the Company’s Cayman Islands Counsel to the Principal Market indicating that Shareholder Approval is not required in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby;

(xix)           as to initial Closing, a copy of the application for the listing of the Underlying Shares on the Principal Market;

(xx)            as to each Closing, appropriate termination statements or similar instruments releasing other Liens related to security interests securing Indebtedness of the Guarantor and other instruments and releases as may be necessary to extinguish all Liens of the Guarantor and all security interests related thereto; and

(xxi)            as to each Closing, such other documents, instruments or certificates relating to the Company and its Subsidiaries and the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

(b)            On or prior to the Closing Date, the Investor shall deliver or cause to be delivered to the Company the following:

(i)               this Agreement duly executed by such Investor; and

(ii)              such Investor’s Subscription Amount by wire transfer to the account specified by the Company.

2.3            Closing Conditions.

(a)            The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)               the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Investor contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)              all obligations, covenants and agreements of the Investor required to be performed at or prior to the Closing Date shall have been performed; and

(iii)             the delivery by the Investor of the items set forth in Section 2.2(b) of this Agreement.

(b)            The respective obligations of the Investor hereunder in connection with the Closing are subject to the following conditions being met:

(i)               the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)              all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)            the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)            there shall have been no Material Adverse Effect with respect to the Company since the date specified in this Agreement;

(v)             the Company shall not be in default in the payment of any Indebtedness or other obligations, and there shall not have been any material adverse change in the Company’s ability to repay any outstanding Indebtedness or other obligations as they come due;

(vi)            the Company shall be current with and shall have timely filed all SEC Reports required to have been filed as of the Closing Date;

(vii)            the Company shall be in compliance with all continued listing standards, rules and regulations of the Principal Market as of the applicable Closing Date;

(viii)            the Company shall have filed an additional listing application with the principal Trading Market with respect to the Conversion Shares;

(ix)              no Laws been enacted, entered, promulgated or endorsed by any court of competent jurisdiction or Governmental Authority that prohibits the consummation of any of the transactions contemplated hereby;

(x)              the Equity Conditions shall have been met;

(xi)             with respect to the each Closing, (A) no Note shall be in default and an Event of Default shall not have otherwise occurred, nor shall any event, fact or occurrence have occurred or exist which would constitute a default or Event of Default if a Note were then outstanding, and (B) the Investor’s purchase, acquisition or ownership of securities of the Company shall not be prohibited by any applicable Law, including any rule or regulation of the Trading Market for the Common Stock;

(xii)            The Form F-3 remains effective and available for use with respect to the sale and issuance of the Note and later sale and issuance of any Conversion Shares in accordance with the Securities Act; and

(xiii)            from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Investor, makes it impracticable or inadvisable to purchase the Note at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1            Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Investor which shall be true and correct as of the date hereof and the Closing Date and shall apply to the Company and its Subsidiaries except where apparent from the context. Any reference to the Company and its Subsidiaries shall not be construed to modify the prior sentence:

(a)            Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b)            Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective M&A or Charter, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, (ii) any pandemic, epidemics or human health crises, (iii) any changes in applicable Laws or accounting rules (including IFRS), (iv) the announcement, pendency or completion of the transactions contemplated by the Transaction Documents, (v) any action required or permitted by the Transaction Documents or any action taken (or omitted to be taken) with the written consent of or at the written request of Investor) or (vi) conditions generally affecting the industry in which the Company or any Subsidiary operates.

(c)            Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Note in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Note and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Note) have been duly authorized by the Company’s Board of Directors or other governing body, as applicable, and no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective Boards of Directors or their shareholders or other governing body in connection herewith or therewith other than in connection with the Required Approvals. This Agreement has been, and the other Transaction Documents to which it is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(d)            No Conflicts.

(i)            The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Note and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s M&A or any Subsidiary’s Charter, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any Law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Company or a Subsidiary is subject (including federal and state securities Laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(ii)            Neither the Company nor any of its Subsidiaries is engaged in, directly or indirectly, and none of the Company’s nor any Subsidiary’s operations, activities or assets entail or involve, directly or indirectly, a “covered activity” within the meaning of that certain Final Rule adopted by the United Stated Department of Treasury pursuant to Executive Order 14105 of August 9, 2023 “Addressing United States Investments in Certain National Security Technologies and Products in Countries of Concern,” (31 CFR Part 850) (the “Final Rule”), such that the transactions contemplated by this Agreement and the other Transaction Documents do not and will not constitute a “prohibited transaction” or a “notifiable transaction” within the meaning of the Final Rule. Neither the Company nor any Subsidiary has any present intention or plan to engage in any such covered activity, and the Company covenants and agrees not to, and to cause its Subsidiaries not to, engage in any such covered activity.

(e)            Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the SEC of the Prospectus Supplement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Note and the listing of the Conversion Shares for trading thereon in the time and manner required thereby and (iv) such filings as are required to be made under applicable state securities Laws (collectively, the “Required Approvals”). The Company is not and will not be required to obtain Shareholder Approval in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

(f)            Issuance of the Note; Registration. The Note is duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable (which means that no further sums are required to be paid by the holders thereof in connection with the issue thereof), free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents and applicable law. The Company does not need the approval of its shareholders to issue the Note or the Conversion Shares. The Conversion Shares, when issued or deemed issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable (which means that no further sums are required to be paid by the holders thereof in connection with the issue thereof), free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents and applicable law. The Company has reserved from its duly authorized capital stock a number of shares at least equal to the Required Minimum number of Conversion Shares. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Act, which became effective on August 17, 2026, including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the SEC and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the SEC. The Company, if required by the rules and regulations of the SEC, shall file the Prospectus Supplement with the SEC pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company was at the time of the filing of the Registration Statement eligible to use Form F-3. The Company is eligible to use Form F-3 under the Securities Act and it meets the requirements set forth in General Instruction I.B.1 of Form F-3.

(g)            Capitalization. The capitalization of the Company is substantially as set forth in the SEC Reports as supplemented by the Prospectus Supplement as of the dates set forth therein. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options, the issuance of shares of Common Stock to employees and consultants or grants of restricted stock pursuant to the Company’s 2024 Equity Incentive Plan and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the SEC Reports or the Prospectus or for grants of Restricted Stock Units under the Company’s 2024 Equity Incentive Plan and as a result of the purchase and sale of the Note, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Note will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Investor). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Note. Other than as set forth in the SEC Reports, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s shareholders, which knowledge is without investigation. The Company has provided notice to holders of its restricted securities that the filing of Form 144 with the SEC is not necessary, except for Affiliates.

(h)            SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, except as provided on Schedule 3.1(h). Such financial statements have been prepared in accordance with International Financial Reporting Standards accounting principles applied on a consistent basis during the periods involved (“IFRS”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)            Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice except as disclosed on Schedule 3.1(i), (B) liabilities not required to be reflected in the Company’s financial statements pursuant to IFRS or disclosed in filings made with the SEC and (C) Indebtedness disclosed in SEC Reports, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to the Company’s 2024 Equity Incentive Plan. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Note contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities Laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(j)            Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) the outcome of which, if against the Company, would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, to the Company’s Knowledge, nor is any director or officer thereof the subject of any Action involving a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any preliminary inquiry or investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)            Labor Relations. No labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the Knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign Laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company's Knowledge:

(i)               no allegations of sexual harassment, sexual misconduct or discrimination, whether such discrimination arises from race, ethnic background, sex, gender status, age or otherwise (“Misconduct”) have been made involving any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries; and

(ii)              neither the Company nor any of its Subsidiaries have entered into any settlement agreements related to allegations of Misconduct by any current or former director, officer, employee, or independent contractor of the Company or any of its Subsidiaries.

(l)            Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other Governmental Authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any Governmental Authority, including without limitation all foreign, federal, state and local Laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case of each of clauses (i), (ii) and (iii) such as could not have or reasonably be expected to result in a Material Adverse Effect.

(i)            Without limiting the generality of the foregoing, the Company has maintained, and has implemented reasonable policies, measures and infrastructure to maintain, compliance with Laws related to the conduct of the Company’s business and the provision or sale of the Company products and the Company’s operations and activities generally, and the Company and its Subsidiaries are in compliance with all Laws applicable thereto and have not otherwise experienced and have no Knowledge of any pending, threatened or potential development with respect to such Laws or the Governmental Authorities that enact, promulgate and enforce them, that has resulted in or might be reasonably be expected to result in any Material Adverse Effect, including without limitation, as may be amended from time-to-time: the PRC Enterprise Income Tax Law 2008, (B) the Copyright Law of the PRC 1990, (C) the Trademark Law of the PRC 1982, (D) the Company Law of the People’s Republic of China, (E)  the Inflation Reduction Act of 2022, (F)  the Investment Company Act of 194, (G) the Data Protection Act (As Revised) of the Cayman Islands, (H) the Jumpstart Our Business Startups Act of 2012, (I) the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act 2023, (J) the Consolidated Appropriations Act, 2023, (K) the Companies Act (Revised) of the Cayman Islands, (L)  the Government Procurement Law of the People’s Republic of China 2002 (as amended), (M)  the Customs Law of the PRC, (N) the Environmental Protection Law of the PRC, (O) the Environmental Impact Assessment Law of the PRC , (P)  the Law of the PRC on Prevention and Treatment of Water Pollution, (Q) the Fire Prevention Law of the PRC 1998, (R)  the Social Insurance Law of PRC 2011, (S) the Labor Contract Law of the PRC, (T) the Anti-Unfair Competition Law of the PRC 1993, (U) the Hong Kong Autonomy Act 2020, (V) the  Anti-Monopoly Law of the PRC 2008, (W) the Foreign Investment Law of the PRC 2020, and (W) Sarbanes-Oxley Act of 2002, and all similar and other applicable Laws of all jurisdictions to which the Company or any Subsidiary, directly or indirectly, is subject. This Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby do not and will not result in any violation or non-compliance of any Laws applicable to the Company or any Subsidiary.

(m)            Medical Device Compliance.

(i)            General Regulatory Compliance. Each of the Company and its Subsidiaries (collectively, the “Medical Device Entities”) that develops, manufactures, assembles, packages, labels, imports, exports, distributes, markets, promotes, offers for sale, sells, leases or otherwise commercializes any medical device (each, a “Medical Device”) is, and at all times during the two-year period preceding the date hereof has been, in compliance in all material respects with all applicable Laws relating to Medical Devices and the manufacture, development, testing, registration, approval, marketing, distribution, sale and commercialization thereof.

(ii)            Such compliance includes, to the extent applicable, the requirements of:

(1)            (A) the United States Federal Food, Drug, and Cosmetic Act, and the rules and regulations promulgated thereunder, including the applicable provisions governing establishment registration, device listing, premarket notification, premarket approval, labeling, quality systems, adverse-event reporting, recalls, corrections and removals, and manufacturing requirements;

(2)            the applicable regulations of the U.S. Food and Drug Administration (“FDA”)to the extent applicable to the Medical Devices or activities of the Medical Device Entities;

(3)            the Laws of the Cayman Islands applicable to the Company or any Subsidiary incorporated, registered or operating therein, including the Companies Act (As Revised) of the Cayman Islands and, to the extent applicable to the Company’s or any Subsidiary’s activities, the Health Practice Act and regulations promulgated thereunder; and

(4)            the Laws and regulations of the PRC.

(iii)            Registrations, Licenses and Permits. Each Medical Device Entity has obtained and maintains in full force and effect all registrations, filings, approvals, licenses, permits, certificates and other governmental authorizations required under applicable Law for the development, manufacture, testing, registration, importation, exportation, distribution, marketing, promotion and sale of each Medical Device manufactured, distributed, marketed or sold by such Medical Device Entity. All such registrations, filings, approvals, licenses, permits and certificates are valid and subsisting, have not expired, been suspended, revoked, cancelled or withdrawn, and, to the Company’s Knowledge, there exists no fact or circumstance that would reasonably be expected to result in the suspension, revocation, cancellation or withdrawal thereof.

(iv)            PRC Medical Device Registration and Classification. Each Medical Device manufactured, distributed, marketed or sold in the PRC has been properly classified under applicable PRC Law and, where required, has been duly filed with or registered by the applicable PRC Governmental Authority. Each Medical Device that is required to be registered with any applicable PRC Governmental Authority has a valid and effective registration certificate, and each Class I Medical Device that is required to be filed has been duly filed. No Medical Device Entity has marketed, manufactured, distributed or sold any Medical Device in the PRC for a use, indication, specification, patient population or other purpose materially outside the scope of its applicable registration certificate, filing, approval or other regulatory authorization.

(v)            Manufacturing and Quality Systems. Each facility at which a Medical Device is manufactured, assembled, packaged, tested, stored or otherwise processed is operated in compliance in all material respects with applicable Law and applicable good manufacturing practice and quality-management requirements. Each Medical Device Entity maintains quality-management systems, manufacturing records, testing records, complaint files, adverse-event records, batch or lot records and other records required to be maintained under applicable Law. All such records are accurate, complete and maintained in accordance with applicable Law in all material respects.

(vi)            U.S. Regulatory Compliance. With respect to each Medical Device that is or has been manufactured, imported, marketed, distributed or sold in the United States, each Medical Device Entity has obtained and maintains all registrations, listings, clearances, approvals and other authorizations required by the FDA. No such Medical Device has been marketed in the United States without all applicable FDA clearance or approval required for such Medical Device, and no Medical Device Entity has made any false, misleading or materially incomplete statement or submission to the FDA or any other U.S. governmental authority in connection with any Medical Device. No Medical Device Entity has received any warning letter, Form 483, notice of violation, notice of adverse finding, untitled letter, import alert, seizure notice, injunction, civil money penalty, recall request or other material written communication from the FDA or any other U.S. Governmental Authority relating to any Medical Device or the manufacture, distribution, marketing or sale thereof that remains unresolved.

(vii)          PRC Regulatory Inspections and Enforcement. No Medical Device Entity has received any written notice from any PRC Governmental Authority alleging any material violation of applicable Laws relating to a Medical Device. No Medical Device Entity is subject to any pending or, to the Company’s Knowledge, threatened regulatory investigation, inspection, audit, administrative proceeding, suspension, prohibition, product seizure, product recall, license revocation or other enforcement proceeding relating to any Medical Device.

(viii)         Clinical Trials and Clinical Evaluation. All clinical trials, clinical evaluations, testing and other investigations conducted by or on behalf of any Medical Device Entity in connection with any Medical Device have been conducted in material compliance with applicable Laws and applicable regulatory requirements. No Medical Device Entity has received written notice from any applicable Governmental Authority alleging that any clinical trial, clinical evaluation or other investigation conducted by or on behalf of such Medical Device Entity failed to comply in any material respect with applicable Law.

(ix)            Recalls; Corrections and Removals; Adverse Events.

(1)           There has been no voluntary or involuntary recall, field correction, field safety corrective action, market withdrawal or replacement of any Medical Device during the two-year period preceding the date hereof;

(2)            no Governmental Authority has required or requested any such recall, correction, withdrawal or replacement; and

(3)            no Medical Device Entity has received any material written notice alleging that any Medical Device presents a material risk of death, serious injury or other material health or safety concern.

(x)            Each Medical Device Entity has timely made all reports and notifications relating to adverse events, corrections, removals, recalls and other reportable events required by applicable Law.

(xi)            Product Claims and Labeling. All labeling, packaging, instructions for use, advertising, promotional materials and other materials used by or on behalf of any Medical Device Entity in connection with any Medical Device comply in all material respects with applicable Law and are consistent with the applicable regulatory approvals, registrations, filings and intended uses of such Medical Device. No Medical Device Entity has made any materially false, misleading or unsupported claim concerning the safety, efficacy, intended use or performance of any Medical Device.

(xii)            No Material Regulatory Violation. No Medical Device Entity has, during the two-year period preceding the date hereof, received any written notice of, or been subject to, any material violation, penalty, fine, suspension, revocation, seizure, injunction, consent decree or other material enforcement action relating to any Medical Device or its manufacture, development, testing, registration, approval, distribution, marketing or sale.

(xiii)            Foreign Regulatory Approvals. To the extent any Medical Device is marketed, distributed, manufactured or sold outside the PRC or the United States, the applicable Medical Device Entity has obtained and maintains all material governmental registrations, approvals, licenses and permits required by the jurisdiction in which such Medical Device is marketed, distributed, manufactured or sold.

(xiv)            No Untrue Regulatory Submissions. All material applications, registrations, filings, submissions, reports and other documents submitted by or on behalf of any Medical Device Entity to the FDA or any other applicable Governmental Authority concerning any Medical Device were, when submitted, true, correct and complete in all material respects and did not contain any material misstatement or omission of fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(xv)             No Debarment or Exclusion. No Medical Device Entity, or, to the Company’s Knowledge, any director, officer or employee principally responsible for regulatory compliance relating to the Medical Devices, is debarred, suspended or otherwise prohibited from participating in any federal health care program or from conducting activities regulated by the FDA or any other applicable Governmental Authority.

(xvi)            Cayman Holding Company. The Company does not manufacture, distribute, market, sell or otherwise commercialize any Medical Device in the Cayman Islands. To the extent the Company conducts any activity in the Cayman Islands that is subject to medical, health-care or other regulatory requirements, the Company has obtained and maintains all licenses, registrations, permits and authorizations required for such activities and is in compliance in all material respects with applicable Cayman Islands Law.

(xvii)           No Regulatory Change Required. No Medical Device Entity has received written notice from any governmental authority that any existing registration, filing, license, permit, approval or certificate relating to any Medical Device is required to be materially modified, supplemented, renewed, replaced or withdrawn as a result of any change in applicable Law, regulatory classification, manufacturing process, product formulation, labeling, intended use or other circumstance.

(n)            Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including Laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(o)            Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(p)            Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, foreign, state or other taxes, for which appropriate reserves have been made therefor in accordance with IFRS and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance. The Company’s assets are and will be sufficient to conduct its operations as presently conducted and as proposed to be conducted as of the date hereof and as of each appliable Closing Date. The Company has not received any written notice alleging that it is in default under any lease. The Company is not in default under any lease in any respect beyond any and all applicable notice and cure periods. To the Company’s Knowledge, no landlord or other counterparty to any lease is in default of any of its obligations under any lease beyond any and all applicable notice and cure periods. To Company’s Knowledge, no event, occurrence, condition or act that, with the giving of notice, the lapse of time or the happening of any further event or condition, would constitute a default by the Company under any lease in any respect or otherwise cause any lease to cease to be legal, valid, binding, enforceable and in full force and effect. To the Company’s Knowledge, the Company has satisfied all monetary and non-monetary obligations under each lease, including all maintenance, repair, insurance, reporting, delivery of financial information, operational, and compliance obligations that are required to be performed by the Company. or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)            Intellectual Property.

(i)            The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).

(ii)            Schedule 3.1(q) lists all (1) Company IP Registrations and (2) Company Intellectual Property, including Software, that is not registered but that is material to the Company’s business or operations. All required filings and fees related to the Company IP Registrations have been timely filed with and paid to the relevant Governmental Authorities (including without limitation and as applicable, any trademark registered under the Laws of the PRC or the United States and authorized registrars, and all Company IP Registrations are otherwise in good standing, except as listed on Schedule 3.1(q). The Company has made available to the Investor true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Company IP Registrations. There are no actions that must be taken by the Company (or any third party on the Company’s behalf) prior to the initial Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting, preserving or renewing any Company IP Registrations. To the Company’s Knowledge, there are no facts or circumstances that would render any Company IP Registrations invalid or unenforceable. To the Company’s Knowledge, there has been no misrepresentation or failure to disclose, any fact or circumstances in any application for any Company IP Registrations that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company IP Registrations. The Company has not claimed a particular status, including “small entity status,” in the application for any Company IP Registrations, which claim of status was not at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the any Closing.

(iii)            Schedule 3.1(q) lists all Company IP Agreements, if applicable, that are material to the Company’s business as it presently is being conducted. The Company has made available to the Investor true and complete copies of all such Company IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Company IP Agreement is valid and binding on the Company in accordance with its terms and is in full force and effect. Neither the Company, nor to the Company’s Knowledge any other party thereto, is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of breach or default of or any intention to terminate, any Company IP Agreement.

(iv)           The Company is the sole and exclusive legal and beneficial, and with respect to the Company IP Registrations, record owner of all right, title and interest in and to the Company Intellectual Property, or has the valid right to use all other Intellectual Property used in or necessary for the conduct of the Company’s current business or operations, in each case, free and clear of Liens.

(v)            The Company has entered into binding, written agreements with every current and former employees since its inception, and with every current and former independent contractor since its inception, whereby such employees and independent contractors (i) assign to the Company any ownership interest and right they may have in the Company Intellectual Property; and (ii) acknowledge the Company’s exclusive ownership of all Company Intellectual Property. The Company has provided the Investor with true and complete copies of all such agreements.

(vi)           The consummation of the transactions contemplated hereunder will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company’s right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Company’s business or operations as currently conducted.

(vii)          The Company’s rights in the Company Intellectual Property are, and, since inception, have been, valid, subsisting and enforceable. The Company has taken all reasonable steps to maintain the Company Intellectual Property and to protect and preserve the confidentiality of all confidential information and trade secrets included in the Company Intellectual Property, including requiring all Persons having access thereto to execute written non-disclosure agreements.

(viii)         The conduct of the Company’s business as currently and formerly conducted, and the Company Products and related processes and infrastructure, have not infringed, misappropriated, diluted or otherwise violated, and do not and will not infringe, dilute, misappropriate or otherwise violate the Intellectual Property or other rights of any Person. To the Company’s Knowledge, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Company Intellectual Property.

(ix)            As of the date hereof and as of each Closing Date, there are no Actions (including any oppositions, interferences or re-examinations) settled, pending or threatened (including in the form of offers to obtain a license or inquiries regarding the need to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by the Company; (ii) challenging the validity, enforceability, registrability or ownership of any Company Intellectual Property or the Company’s rights with respect to any Company Intellectual Property; or (iii) by the Company or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of the Company Intellectual Property. The Company is not subject to any outstanding or prospective governmental order (including any motion or petition therefor) that does or would restrict or impair the use of any Company Intellectual Property.

(x)            Except as set forth on Schedule 3.1(q), none of, and neither the Company nor any Subsidiary has received written notice that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any Knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the Knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)            Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage in amount deemed prudent by the Company. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost. The Company has no knowledge of facts that would preclude it from having valid license rights or clear title to the Intellectual Property Rights. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business.

(s)            Customers and Suppliers.

(i)            The Company has not received any notice, and to the Company’s Knowledge it has no reason to believe, that any of its Material Customers has ceased, or intends to cease after the Closing, to use the Company Products or to otherwise terminate or reduce its relationship or future orders with the Company.

(ii)            The Company has not received any notice, and has no reason to believe, that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to the Company or to otherwise terminate or reduce its relationship or future orders with the Company.

(t)            Conformance with Specifications; Defects; Malicious Code.

(i)            All Company Products are fully transferable, alienable or licensable by the Company without restriction and without payment of any kind to any third party. The Company has not transferred ownership of, or granted any exclusive license of (or exclusive right to use), or authorized the retention of any exclusive rights to use or joint ownership of, any Company Product or any related Software or other Intellectual Property to any other Person.

(ii)            All Company Products conform in all material respects to all applicable warranties in all contracts with customers.

(iii)            To the Company’s Knowledge, none of the Company Products contain any bug, defect or error that materially adversely affects the functionality or performance of such Company Product against its applicable uses and specifications.

(iv)            To the Company’s Knowledge, none of the Company Products, and no other Software used in the provision of any Company Product or otherwise in the operation of its business, contains any “time bomb,” “Trojan horse,” “back door,” “worm,” virus, malware, spyware, or other device or code (“Malicious Code”) designed or intended to, or that could reasonably be expected to, (A) disrupt, disable, harm or otherwise impair the normal and authorized operation of, or provide unauthorized access to, any computer system, hardware, firmware, network or device on which any Company Product or such other Software is installed, stored or used, or (B) damage, destroy or prevent the access to or use of any data or file without the user’s consent. The Company has taken reasonable steps designed to prevent the introduction of Malicious Code into the Company Products.

(u)            IT Systems.

(i)            To the Company’s Knowledge, the Company Systems are reasonably sufficient for the needs of the Company’s business as currently conducted, including as to capacity, scalability, and ability to process current and anticipated peak volumes in a timely manner. The Company Systems are in sufficiently good working condition to perform all information technology operations and include sufficient licensed capacity (whether in terms of authorized sites, units, users, seats or otherwise) for all Software, in each case as necessary for the conduct of the Company’s business as currently conducted.

(ii)            Since its inception, there has been no unauthorized access, use, intrusion or breach of security, or material failure, breakdown, performance reduction or other adverse event affecting any Company Systems, that has resulted in or could reasonably be expected to result in any: (A) substantial disruption of or interruption in or to the use of such Company Systems or the conduct of the Company’s business; or (B) material loss, destruction, damage or harm of or to Company or its operations, personnel, property or other assets. The Company has taken reasonable actions, consistent with applicable industry best practices in the Company’s industry, to protect the integrity and security of the Company Systems and the data and other information stored thereon.

(iii)            The Company maintains commercially reasonable back-up and data recovery, disaster recovery and business continuity plans, procedures and facilities, has acted in material compliance therewith, and has tested such plans and procedures on a regular basis, and such plans and procedures have been proven effective in all material respects upon such testing.

(v)            Data Privacy and Protection; Cybersecurity.

(i)            The Company has complied with all Company Privacy Policies and with all applicable Laws and contracts to which it is a party relating to: (A) the privacy of customers or users of the Company Products, any website, product or service operated by or on behalf of the Company; and (B) the collection, storage, hosting, disclosure, transmission, transfer, disposal, other processing or security of any Customer Data or Personal Information by the Company or by third parties having authorized access to the records of the Company, with respect to each of (A) and (B) in all material respects. No claims have been asserted or, are threatened against the Company alleging a violation of any person’s privacy, confidentiality or other rights under any Company Privacy Policy, under any contract, or under any Law relating to any Customer Data or Personal Information. With respect to any Customer Data and Personal Information, the Company has taken commercially reasonable measures (including implementing and monitoring compliance with respect to technical and physical security) designed to safeguard such data against loss and against unauthorized access, use, modification, disclosure or other misuse. There has been no unauthorized access to or other misuse of any Customer Data and Personal Information. The Company has not received any complaint from any Person (including any action letter or other inquiry from any Governmental Authority) regarding the Company’s collection, storage, hosting, disclosure, transmission, transfer, disposal, other processing or security of Customer Data or Personal Information. There have been no facts or circumstances that would require Company to give notice to any customers, suppliers, consumers or other similarly situated Persons of any actual or perceived data security breaches pursuant to an applicable Laws requiring notice of such a breach.

(ii)            Without limiting the generality of the foregoing, the Company is compliant with all Laws relating to data privacy and data protection, and the collection, storage, maintenance and transmission of personal data and health information, including, without limitation, the (A) Singapore’s Personal Data Protection Act ,Malaysia’s Personal Data Protection Act 2010 and the PRC’s Cybersecurity Review Measures, Cybersecurity Law, Data Security Law and Personal Information Protection Law and the Outbound Data Transfer Security Assessment Measures of the Cyberspace Administration of China, (B) the European General Data Protection Regulation, and (C) all other applicable Laws relating to cybersecurity, data privacy and protection and/or Customer Data or Personal Information. The Company is compliant with the agreements, terms and policies of, and has not reason to believe that it will not continue to have access to, the third party data hosting and transmission services and infrastructure it utilizes or anticipates utilizing in its operations as presently conducted or planned, including without limitation, Amazon Web Services, Google Cloud and Microsoft Azure Cloud.

(iii)           The Company has complied with the SEC’s rules related to cybersecurity risks and related disclosures.

(w)            Transactions with Affiliates and Employees. Other than as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the Knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as an independent contractor through an Affiliate, employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including awards under the Company’s 2024 Equity Incentive Plan (“Related Party Transactions”). Any Related Party Transactions reflect market terms and rates which would reasonably be expected to be obtained in an equivalent arms-length transaction with a third party, and were negotiated in good faith and on an arms-length basis. All Related Party Transactions are and have been, and have at all times been conducted in a manner which is, compliant with applicable Laws, including without limitation the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002.

(x)            Sarbanes-Oxley; Internal Accounting Controls. Except as set forth in the SEC Reports, the Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date. Except as set forth in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the SEC Reports, the Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or are reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries. All material weaknesses in the Company’s prior internal control over financial reporting have been remedied as of the date of this Agreement.

(y)            Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(z)            Reserved.

(aa)         Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Note, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(bb)         Registration Rights. Other than as set forth in the SEC Reports, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(cc)         Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the Company’s Knowledge, is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(dd)         Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s M&A (or similar charter documents) or the Laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Note and the Investor’s ownership of the Note.

(ee)         Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investor or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information, which is not otherwise disclosed in the Prospectus Supplement. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the 12 months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(ff)         No Integrated Offering. Assuming the accuracy of the Investor’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Note to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(gg)         Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Note hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness. Schedule 3.1(gg) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. None of the Indebtedness is secured by any Lien or similar restrictions under applicable United States Laws.

(hh)         Seniority. Except as set forth on Schedule 3.1(hh), as of each Closing Date, no Indebtedness or other claim against the Company is or will be senior to any Note in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise. As of each Closing Date, neither the Company nor any Subsidiary has outstanding any secured Indebtedness or has otherwise granted any security interests on its assets in any jurisdiction, including without limitation the PRC.

(ii)            Tax Status. The Company and its Subsidiaries each (i) has made or filed all material United States and foreign federal, state and local income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all material taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(jj)           Reserved.

(kk)         Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the Knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of Law or (iv) violated in any material respect any provision of FCPA or any foreign anti-corruption Laws.

(ll)           Accountants. The Company’s accounting firm is set forth in the SEC Reports. To the Knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2026.

(mm)       No Disagreements with Accountants and Lawyers. Except as set forth on Schedule 3.1(mm), there are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(nn)         Acknowledgment Regarding Investor’s Purchase of Note. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investor’ purchase of the Note. The Company further represents to the Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(oo)         Acknowledgment Regarding Investor’s Trading Activity. Notwithstanding anything in this Agreement or elsewhere herein to the contrary (except for Sections 3.2(g) and 4.14 hereof), it is understood and acknowledged by the Company that: (i) the Investor has not been asked by the Company to agree, nor has the Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Note for any specified term, (ii) past or future open market or other transactions by the Investor, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or transaction, may negatively impact the market price of the Company’s publicly-traded securities, (iii) the Investor, and counter-parties in “derivative” transactions to which any such Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock and (iv) the Investor shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Investor may engage in hedging activities at various times during the period that the Note are outstanding, including, without limitation, during the periods that the value of the Conversion Shares deliverable with respect to the Notes are being determined, and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(pp)         Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Note, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Note, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(qq)         Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Investor shall be deemed a representation and warranty by the Company to the Investor as to the matters covered thereby.

(rr)           D&O Questionnaires. To the Company’s Knowledge, all information contained in the questionnaires most recently completed by each of the Company’s directors and officers and beneficial owner of 5% or more of the Common Stock or Common Stock Equivalents is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires to become inaccurate and incorrect, in any material respect.

(ss)          Stock Options. Each stock option granted by the Company under the Company’s stock option plan, if any, was granted (i) in accordance with the terms of the Company’s 2024 Equity Incentive Plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under IFRS and applicable Law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(tt)           Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(uu)         U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Investor’s request.

(vv)         Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ww)       Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable foreign money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or Governmental Authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company or any Subsidiary, threatened.

(xx)          Cybersecurity. (i) (a) To the Knowledge of the Company, there has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (b) the Company and the Subsidiaries have not been notified of, and has no Knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable Laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except, in the case of clauses (i) and (ii) herein, as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

3.2            Representations and Warranties of the Investor. The Investor, for itself and for no other Investor, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)            Organization; Authority. Such Investor is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Investor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Investor. Each Transaction Document to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law.

(b)            Experience of Such Investor. Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Note and, at the present time, is able to afford a complete loss of such investment.

(c)            Access to Information. Such Investor acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Note and the merits and risks of investing in the Note; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(d)            Certain Transactions and Confidentiality. Other than to other Persons party to this Agreement or to such Investor’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1            Legends. The Note and Underlying Shares shall be issued pursuant to the Registration Statement, and a Prospectus Supplement thereto and free of all restrictive or other legends. The Company shall pay all costs associated with any legal opinions or other documents requested or required by the Transfer Agent in connection with the preceding sentence.

4.2            Furnishing of Information; Public Information.

(a)            Until the Investor does not hold any Securities, the Company covenants and agrees to (A) if for any reason the Registration Statement does not result in the issuance to the Investor of the Note or any Underlying Shares (including upon conversion of the Notes) which are registered and freely tradable in accordance with the Securities Act, maintain the effectiveness of the Registration Statement and take all action necessary, including without limitation filing and causing to be declared effective with the SEC an amendment thereto or a replacement Registration Statement on Form F-3, or on Form F-1 if not then eligible for use of Form F-3, to register and maintain sufficient capacity thereon for purposes of enabling the Investor to sell all Shares and Underlying Shares; (B) refrain from conducting or registering any sales of securities under the Registration Statement or any other registration statement in a manner which reduces, limits or precludes, or which could have the effect of reducing, limiting or precluding, the Investor’s ability to sell all Shares and Underlying Shares issuable or potentially issuable pursuant to the Transaction Documents thereon, and (C) maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by an issuer required to file reports under Section 12(g) of the Exchange Act after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b)            At any time during the period commencing from the six month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144 (i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to the Investor’s other available remedies, the Company shall pay to the Investor, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent of the aggregate Subscription Amount of the Investor’s Securities on the day of a Public Information Failure and on every 30th day (pro-rated for periods totaling less than 30 days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Investor to transfer the Underlying Shares pursuant to Rule 144. The payments to which the Investor shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of one and one-half percent per month (prorated for partial months) until paid in full. Nothing herein shall limit the Investor’s right to pursue actual damages for the Public Information Failure, and the Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.3            Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Note for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4            Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 6-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Investor that it shall have publicly disclosed all material, non-public information delivered to any of the Investor by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents, in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Investor or any of their Affiliates on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company. The Company and the Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Investor, or without the prior consent of the Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by Law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of such Investor, except (a) as required by federal securities Law in connection with the filing of final Transaction Documents with the SEC and (b) to the extent such disclosure is required by Law or Trading Market regulations, in which case the Company shall provide the Investor with prior notice of such disclosure permitted under this clause (b).

4.5            Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Investor is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving a Note under the Transaction Documents or under any other agreement between the Company and the Investor.

4.6            Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.4 and except for any Investor who is an officer or director of the Company the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Investor shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates delivers any material, non-public information to a Investor without such Investor’s consent, the Company hereby covenants and agrees that such Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, including, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Investor shall remain subject to applicable Law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 6-K. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7            Use of Proceeds. The Company shall use the net proceeds from the sale of the Note as set forth in the Prospectus Supplement. The Company shall not use such proceeds in violation of FCPA or OFAC regulations.

4.8            Indemnification of the Investor. Subject to the provisions of this Section 4.8, the Company will indemnify and hold the Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (b) any action instituted against the Investor Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Investor Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Investor Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor Party may have with any such stockholder or any violations by such Investor Party of state or federal securities Laws or any conduct by such Investor Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct) or (c) in connection with any registration statement of the Company providing for the resale by the Investor of the Conversion Shares, the Company will indemnify each Investor Party, to the fullest extent permitted by applicable Law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses, as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in such registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Investor Party furnished in writing to the Company by such Investor Party expressly for use therein, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder in connection therewith). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel and any local counsel. The Company will not be liable to any Investor Party under this Agreement (y) for any settlement by the Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Investor Party against the Company or others and any liabilities the Company may be subject to pursuant to Law.

4.9            Reservation and Listing of Securities.

(a)            The Company shall maintain a reserve of the Required Minimum from its duly authorized Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b)            If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Company and its Board of Directors shall use commercially reasonable efforts to obtain the requisite shareholder approval required under Cayman Islands law to amend the Company’s M&A to increase the maximum number of authorized but unissued Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

(c)            The Company shall, if applicable: (i) in the time and manner required by the Principal Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Investor evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

4.10            Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Conversion Shares on such Trading Market and promptly secure the listing of all of the Conversion Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other, and will take such other action as is necessary to cause all of the Conversion Shares and to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.11            Participation in Future Financing.

(a)            From the date hereof until the 18-month anniversary of the date of this Agreement, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Investor shall have the right to participate in aggregate up to an amount of the Subsequent Financing equal to 25% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b)            At least five Trading Days prior to the closing of the Subsequent Financing (or 48 hours in the event such Subsequent Financing is a public offering off of a shelf registration statement, or 12 hours in the event such Subsequent Financing is an intra-day registered direct offering off of a shelf registration statement (in which the offering occurs within one Trading Day), or such shorter time as the Investor in its sole discretion may permit), the Company shall deliver to the Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Investor if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of the Investor, and only upon a request by the Investor, for a Subsequent Financing Notice, the Company shall promptly, but no later than one Trading Day after such request (or three hours in the event such Subsequent Financing is a public offering off of a shelf registration statement), deliver a Subsequent Financing Notice to the Investor. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c)            The Investor desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (Eastern Time) on the third Trading Day after the Investor has received the Pre-Notice that the Investor is willing to participate in the Subsequent Financing (or three hours in the event such Subsequent Financing is a public offering off of a shelf registration statement), the amount of the Investor’s participation, and representing and warranting that the Investor has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from the Investor as of such third Trading Day, the Investor shall be deemed to have notified the Company that it does not elect to participate.

(d)            If by 5:30 p.m. (Eastern Time) on the third Trading Day after the Investor has received the Pre-Notice, notification by the Investor of its willingness to participate in the Subsequent Financing (or to cause its designees to participate) has been provided (or three hours in the event such Subsequent Financing is a public offering off of a shelf registration statement), then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e)            If by 5:30 p.m. (Eastern Time) on the fifth Trading Day after the Investor has received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from the Investor seeking to purchase more than the aggregate amount of the Participation Maximum, the Investor shall have the right to purchase up to the Participation Maximum, but not if such Subsequent Financing is a public offering off of a shelf registration statement.

(f)            The Company must provide the Investor with a second Subsequent Financing Notice, and the Investor will again have the right of participation set forth above in this Section 4.11, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 45 days after the date of the initial Subsequent Financing Notice.

(g)            The Company and the Investor agree that if the Investor elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude the Investor from participating in a Subsequent Financing, including, but not limited to, provisions whereby the Investor shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of the Investor.

(h)            Notwithstanding anything to the contrary in this Section 4.11 and unless otherwise agreed to by the Investor, the Company shall either confirm in writing to the Investor that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Investor will not be in possession of any material, non-public information, by the 10th Business Day following delivery of the Subsequent Financing Notice. If by such 10th Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Investor, such transaction shall be deemed to have been abandoned and the Investor shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(i)            In addition, if while the Note is outstanding the Company receives cash proceeds from any financing including the sale of any securities or any commercial Indebtedness which is Permitted Indebtedness (as defined in the Note), the Investor shall have the option exercisable on at least three Trading Days prior written notice to cause the Company to use up to 25% of the net proceeds of any such financing to prepay all or part of the Note at its Principal Amount.

(j)            This Section 4.11 shall not apply in respect of an Exempt Issuance.

4.12            Subsequent Equity Sales.

(a)            From the date hereof until 180 days after the Closing, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or sell shares of Common Stock or Common Stock Equivalents, including the granting of options or other rights to purchase Common Stock or Common Stock Equivalents to any Person other than directors and employees, except for an Exempt Issuance, including but not limited to any equity compensation plan, incentive plan or similar plan, or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Transaction Documents.

(b)            From the date hereof until such time as the Investor does not hold any Note, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means any transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Common Stock where the future issuance of Common Stock at a price may vary including but not limited to (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, whereby the Company may issue securities at a future determined price. The Investor consents to the Company using an at-the-market offering or equity line of credit as long as within two Business Days of receipt of any proceeds, the Company uses 50% of such proceeds to repay the Note with any such proceeds being first applied to Interest. The Company’s right to use an equity line of credit shall require the Company to obtain the prior consent of the Investor which consent shall be withheld in the Investor’s sole discretion if the terms are not as favorable as terms offered by the Investor. The Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c)            While any Note is outstanding, if the Company issues any equity option, warrant or similar instrument which contains an “alternative cashless exercise” provision that provides for the exercise of such security without payment of the exercise price in cash and does not require the security to be “in the money,” the Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. In any Action brought under Section 4.13(a) or (b) to obtain injunctive relief, the Investor shall not have to please or prove irreparable harm or lack of adequate remedy at law and shall not be required to post a bond or other security.

4.13            Pre-Delivery Shares.

(a)            Purchase Right. Subject to the Beneficial Ownership Limitation, beginning on the date on which no Note is outstanding, and for a period ending on the six-month anniversary of such date (the “Purchase Right Period”), the Investor will have the right, but not the obligation, to purchase all or any portion or portions of the Pre-Delivery Shares at the Fixed Conversion Price (as defined in the Note) as in effect (which for this purpose shall be determined as if the Note was still outstanding as of such time). Any such purchase shall be made in the manner and subject to the same procedure and mechanism set forth in the Note for conversions (including Section 4.4 thereof). The Investor hereby covenants and agrees that if the Investor holds any Pre-Delivery Shares after the end of the Purchase Right Period which have not been purchased pursuant to the Transaction Documents, such remaining Pre-Delivery Shares shall be deemed surrendered and cancelled by the Investor on such date subject to compliance with the Companies Act (As Revised) of the Cayman Islands and all applicable laws.

(b)            Registration of Pre-Delivery Shares. The Company shall register and maintain the registration of the sale and issuance and the Investor’s resale of any Pre-Delivery Shares delivered pursuant to the Transaction Documents (including pursuant to the provisions of Section 4.4 of the Note) on the Registration Statement in accordance with the other provisions of this Agreement and the Note.

(c)            Note Provisions. The Pre-Delivery Shares shall be subject to the provisions of the Note, including Section 4.4 of the Note, which provisions are incorporated herein by reference and which provisions shall survive the termination or expiration of the Note until the end of the Purchase Right Period.

(d)            Pre-Delivery Shares Held In Abeyance. For the avoidance of doubt and subject to compliance with the Companies Act (As Revised) of the Cayman Islands and all applicable laws, notwithstanding anything herein to the contrary, Pre-Delivery Shares shall not be issued under this Agreement or otherwise, and the Investor shall not be deemed to have the right to vote or dispose of any Pre-Delivery Shares or to beneficially own the Pre-Delivery Shares, to the extent such event would result in the Beneficial Ownership Limitation being exceeded, and in such case any such Excess Shares (as such term is defined in the Note) shall be held in abeyance for the benefit of the Investor until such time or times, if ever, as such issuance and the Investor’s right thereto would not result in the Investor and its Affiliates exceeding the Beneficial Ownership Limitation, at which time or times the Company shall issue such Excess Shares to the Investor subject to and in accordance with this Agreement and the Note. For the avoidance of doubt, to the extent any of the initial Pre-Delivery Shares deliverable at the Closing under Section 2.2 would be in excess of the Beneficial Ownership Limitation if issued, such Pre-Delivery Shares shall not be issued and shall instead be held in abeyance and deemed to be Excess Shares for purposes hereof.

4.14            Certain Transactions and Confidentiality. The Investor, severally and not jointly with any other Investor, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Investor will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Investor makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Investor shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities Laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Investor shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents, including, after the issuance of the initial press release as described in Section 4.4. Notwithstanding the foregoing, in the case of the Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Note covered by this Agreement.

4.15            Capital Changes. From the date hereof until such time as the Investor does not hold any of the Note or the Conversion Shares, to the extent permissible under Caymen Islands law, the Company shall not undertake a share subdivision, share consolidation or reclassification of, or an increase to the par value of, the Common Stock without the prior written consent of the Investor, other than a reverse share split that is required, in the good faith determination of the Board of Directors, to maintain the listing of the Common Stock on the Principal Market. The Company shall use its reasonable best efforts, and otherwise in accordance with the applicable requirements of Cayman Islands law, to obtain requisite corporate approval of, and such documentation and further action as is required by the Cayman Islands for, a reverse share split within a pre-approved range to be determined at the discretion of the Board of Directors for purposes of maintaining compliance with the minimum bid price requirements of the Principal Market (a “Pre-Approved Reverse Split”). In addition, the Company shall use its best efforts to cause such Pre-Approved Reverse Split to be effected and reflected on the records of the Depository Trust Company and the Principal Market prior to the commencement of any delisting procedures in accordance with Principal Market Rules.

4.16            Acknowledgment of Dilution. The Company acknowledges that the issuance of the Note may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Conversion Shares in accordance with the Note, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Investor and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.17            Form 6-K; Need to Conform Six Months Financial Statements. As long as the Securities are outstanding, the Company shall file a Form 6-K containing six months’ financial statements within 120 days of the end of the applicable six month period, and include in such Form 6-K footnotes to the financial statements and a complete Management’s Discussion and Analysis and Results of Operations and fully comply with Item 303 of Regulation S-K even though the Company is a foreign private issuer. Without limiting the generality of the foregoing, the Company shall file its annual report on Form 20-F containing financial information for the 12 months ending December 31, 2026, and in form and substance which adheres to the preceding sentence, on or before May 15, 2027.

4.18            Conversion Procedures. The form of Notice of Conversion included in the Note sets forth the totality of the procedures required of the Investor in order to convert the Note. No additional legal opinion, other information or instructions shall be required of the Investor to convert the Note. Without limiting the preceding sentences, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order to convert the Note. The Company shall honor conversion of the Note and shall deliver Conversion Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.19            Maintenance of DTC Eligibility. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.20            Compliance With Negative Covenants. The Company agrees that it shall not take any action to or cause any of its Subsidiaries to breach the negative covenants contained in the Note and any other Transaction Documents.

ARTICLE V.
MISCELLANEOUS

5.1            Termination. This Agreement may be terminated by the Investor, as to such Investor’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Investor, by written notice to the other parties, if the Closing has not been consummated on or before the fifth Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2            Fees and Expenses. The Company shall reimburse the Investor’s counsel for legal fees and expenses, of which $25,000 has been paid in advance. The Investor may withhold form its Subscription Amount any fee and expenses due to its counsel at the Closing. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Investor), stamp taxes and other taxes and duties levied in connection with the delivery of any Note to the Investor.

5.3            Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York, New York time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York, New York time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 6-K.

5.5            Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts the Investor, the consent of such disproportionately impacted Investor shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon the Investor and holder of Note and the Company.

5.6            Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Investor (other than by merger). Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Note, provided that such transferee agrees in writing to be bound, with respect to the transferred Note, by the provisions of the Transaction Documents that apply to the “Investor.”

5.8            No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 and this Section 5.8.

5.9              Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in New York County, New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by Law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10            Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Note.

5.11            Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13            Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of a conversion of a Note, the applicable Investor shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to such Investor of the aggregate exercise price paid to the Company for such shares and the restoration of such Investor’s right to acquire such Conversion Shares pursuant to such Investor’s Note (including, issuance of a Note, if applicable, evidencing such restored right).

5.14            Replacement of Note. If any certificate or instrument evidencing any Note is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. No bond or similar instrument shall be required.

5.15            Remedies. In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, each of the Investor and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at Law would be adequate.

5.16            Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or the Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy Law, state or federal Law, common Law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17.            Reserved.

5.18            Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19            Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20            Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.21            Waiver of Jury Trial. In any action, suit, or proceeding in any jurisdiction brought by any party against any other party, the parties each knowingly and intentionally, to the greatest extent permitted by applicable law, hereby absolutely, unconditionally, irrevocably and expressly waives forever trial by jury.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

For and on behalf of
Baird MEDICAL INVESTMENT HOLDINGS LIMITED

By:
Name:
Title:

Address for Notice:

Email:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR INVESTOR FOLLOWS]

Signature Page to Securities Purchase Agreement

[INVESTOR SIGNATURE PAGE TO BAIRD SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investor: ___________________________________________

Signature of Authorized Signatory of Investor: _____________________

Name of Authorized Signatory: _________________________________________

Title of Authorized Signatory: _____________________

Email Address of Authorized Signatory: _____________________

Address for Notice to Investor: _____________________

Delivery Instructions for Securities to Investor:

Subscription Amount: $4,000,000

Note Principal Amount: _____________________

Beneficial Ownership Blocker ☐ 4.99% or ☐ 9.99%

EIN Number: _____________________

☐ Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the second Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.

Exhibit A